Exhibit 99.1

Deluxe Corporation
P.O. Box 64235
St. Paul, MN 55164-0235
(651) 483-7111

For additional information:
Jeff Johnson
Treasurer and VP Investor Relations
(651) 787-1068

DELUXE ANNOUNCES SENIOR NOTES OFFERING

St. Paul, Minn. – March 8, 2011 – Deluxe Corporation (NYSE: DLX) today announced that it plans to offer $200 million principal amount of Senior Notes due 2021 in an unregistered offering, subject to market conditions. The notes will be unsecured obligations of the Company and will be guaranteed by all of the Company’s subsidiaries that guarantee any of its other indebtedness. The notes are being offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The Company intends to use the net proceeds from the offering, as well as funds drawn under its revolving credit facility, to repurchase the Company’s outstanding 5.00% Senior Notes due 2012 that are validly tendered (and not validly withdrawn) pursuant to the Company’s previously announced tender offer and consent solicitation.

The notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. In no event will the information contained in this press release regarding the notes constitute an offer to sell or a solicitation of an offer to buy any notes or any other securities of the Company.

The previously announced tender offer and consent solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated February 22, 2011, and the related Consent and Letter of Transmittal. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Company’s 5.00% Senior Notes due 2021.

About Deluxe Corporation

Deluxe Corporation’s vision is to be the best at helping small businesses and financial institutions grow. Through its various businesses and brands, the Company helps small businesses and financial institutions better grow, operate and protect their businesses. The Company employs a multi-channel strategy to provide a suite of life-cycle driven solutions to its customers. The Company uses direct marketing, a North American sales force, financial institution and telecommunication client referrals, the internet and independent distributors and dealers to provide its customers a wide range of customized products and services. The Company produces personalized printed products, such as checks, forms, business cards, stationery, greeting cards and labels, as well as promotional products, marketing materials and retail packaging supplies. In addition, the Company offers a growing suite of business services, including web design and hosting, fraud protection, payroll, logo design, search engine marketing, business networking and other web-based services. In the financial services industry, the Company sells check programs and services which help financial institutions build lasting relationships with their clients, including fraud prevention, customer acquisition, regulatory and compliance, direct mail marketing analytics and profitability programs. The Company also sells personalized checks, accessories and other services directly to consumers.

Forward-Looking Statements

Statements in this press release concerning the Company’s or management’s intentions, expectations or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Forward-looking statements speak only as of the time made, and the Company assumes no obligation to publicly update any such statements.

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